Exhibit 15.6

PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2019

(UNAUDITED)

	(A)	(B)	(C)	Reflecting Actual Redemptions, Trust Account Balance, Transaction Costs and 40% Cash Election by Seller upon Closing of Business Combination on December 20, 2019
	BPGIC	Twelve Seas	Pubco	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Non-current assets
Property, plant and equipment	$205,919,914	$—	$—	$—		$205,919,914
Advance to contractors	29,377,827	—	—	—		29,377,827
Cash and securities held in Trust Account	—	212,845,645	—	(212,845,645	)(1)	—
Total non-current assets	235,297,741	212,845,645	—	(212,845,645)		235,297,741

Inventories	175,030	—	—	—		175,030
Trade receivables, prepayments and other receivables	4,613,412	20,133	—	—		4,633,545
Bank balances and cash	6,731,829	43,368	—	213,558,637	(1)	26,571,535
				(1,624,640	)(2)
				(819,595	)(3)
				(175,357,237	)(4)
				(13,225,827	)(7)
				(3,000,000	)(8)
				265,000	(9)

Total Current Assets	11,520,271	63,501	—	19,796,338		31,380,110

TOTAL ASSETS	$246,818,012	$212,909,146	$—	$(193,049,307)		$266,677,851

PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2019

(UNAUDITED)

	(A)	(B)	(C)	Reflecting Actual Redemptions, Trust Account Balance, Transaction Costs and 40% Cash Election by Seller upon Closing of Business Combination on December 20, 2019
	BPGIC	Twelve Seas	Pubco	Pro Forma Adjustments		Pro Forma Balance Sheet
EQUITY AND LIABILITIES
Equity:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding	$—	$—	$—	$—		$—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 6,120,045 shares (excluding 20,658,955 shares subject to possible redemption) and 6,351,330 shares (excluding 20,427,670 shares subject to possible redemption) outstanding at September 30, 2019 and December 31, 2018, respectively	—	612	—	(104	)(5)	(9,152)
				212	(6)
				(9,872	)(7)
Share capital	1,361,285	—	1	(1,361,286	)(7)	—
Owners’ accounts	80,363,942	—	—	—		80,363,942
Share subscription receivable	—	—	(1)	1	(7)	—
Additional paid-in capital	—	881,714	—	31,232,313	(4)	24,376,924
				104	(5)
				(212	)(6)
				(7,736,995	)(7)

Statutory reserve	680,643	—	—	—		680,643
Retained earnings (accumulated losses)	23,171,540	4,117,675	(128,098)	712,992	(1)	17,631,794
				(1,624,640	)(2)
				(4,117,675	)(7)
				(4,500,000	)(8)
Total equity	105,577,410	5,000,001	(128,098)	12,594,838		123,044,151

PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2019

(UNAUDITED) (Continued)

	(A)	(B)		(C)	Reflecting Actual Redemptions, Trust Account Balance, Transaction Costs and 40% Cash Election by Seller upon Closing of Business Combination on December 20, 2019
	BPGIC	Twelve Seas		Pubco	Pro Forma Adjustments		Pro Forma Balance Sheet
Noncurrent liabilities:
Provision for employees’ end of service benefits	9,485	—		—	—		9,485
Lease liability	28,163,824	—		—	—		28,163,824
Ordinary shares subject to possible redemption	—	206,589,550	*	—	(206,589,550	)(4)	—

Total non-current liabilities	28,173,309	206,589,550		—	(206,589,550)		28,173,309

Current liabilities:
Accounts payable, accruals and other payables	16,497,132	185,620		128,098	(185,620	)(3)	16,625,230
Deferred legal fees	—	562,303		—	(562,303	)(3)	—
Deferred business marketing fees	—	—		—	1,500,000	(8)	1,500,000
Due to related parties	—	71,672		—	(71,672	)(3)	—
Sponsor loans	—	500,000		—	265,000	(9)	765,000
Term loans	92,559,028	—		—	—		92,559,028
Derivative financial instruments	1,674,676	—		—	—		1,674,676
Lease liability	2,336,457	—		—	—		2,336,457
Total current liabilities	113,067,293	1,319,595		128,098	945,405		115,460,391

Commitments and Contingencies
TOTAL LIABILITIES	141,240,602	207,909,145		128,098	(205,644,145)		143,633,700

TOTAL EQUITY AND LIABILITIES	$246,818,012	$212,909,146		$—	$(193,049,307)		$266,677,851

Pro Forma Adjustments to the Unaudited Combined Statement of Financial Position

(A)	Derived from the unaudited statement of financial position of BPGIC as of June 30, 2019.

(B)	Derived from the unaudited balance sheet of Twelve Seas as of September 30, 2019, as adjusted for the reclassification of Twelve Seas’ ordinary shares subject to Redemption as non-current liabilities under IFRS due to the nature of the ordinary shares subject to Redemption.

(C)	Derived from the audited consolidated statement of financial position of Pubco as of June 30, 2019.

(1)	To reflect income earned from the trust account and the release of cash from investments held in the trust account.

(2)	To record the payment of professional fees related to the Merger.

(3)	To record the payment of accounts payable, deferred legal fees, and advances from related parties.

(4)	To reflect actual redemption of 16,997,181 shares into cash by Twelve Seas stockholders on consummation of the Merger at an approximate redemption price of $10.32 per share.

(5)	To reflect the cancellation of 1,035,000 Founder Shares.

(6)	To reflect the issuance of shares converted from rights on consummation of the Merger.

(7)	To reflect 40% Cash Election by the Seller and recapitalization of BPGIC through the contribution of the share capital in BPGIC to Twelve Seas and the issuance of 98,718,035 shares of Common Stock and the elimination of the historical accumulated deficit of Twelve Seas, the accounting acquiree.

(8)	To reflect the partial payment of the final business marketing fees and deferral of the remaining portion.

(9)	To reflect the actual amount of sponsor loan that was drawn down in pursuant to the unsecured promissory note issued by Twelve Seas to the Sponsor on October 21, 2019.

PRO FORMA COMBINED STATEMENT OF PROFIT OR LOSS

NINE MONTHS ENDED SEPTEMBER 30, 2019

(UNAUDITED)

	(A)	(B)	(C)	Reflecting Actual Redemptions, Trust Account Balance, Transaction Costs and 40% Cash Election by Seller upon Closing of Business Combination on December 20, 2019
	BPGIC	Twelve Seas	Pubco	Pro Forma Adjustments		Pro Forma Income Statement
Revenue	$33,064,659	$—	$—	$—		$33,064,659
Direct costs	7,419,783	—	—	—		7,419,783
Gross profit (loss)	25,644,876	—	—	—		25,644,876

General and administrative expenses	1,702,949	1,304,512	128,098	(1,077,841	)(2)	2,057,718
Changes in fair value of derivative financial instruments	1,674,676	—	—	—		1,674,676
Finance costs	5,260,677	—	—	—		5,260,677
Dividend Income	—	2,000,881	—	—		2,000,881
Interest income	—	1,616,472	—	(1,616,472	)(1)	—
Net income (loss)	$17,006,574	$2,312,841	$(128,098)	$(538,631)		$18,652,686
Weighted average shares outstanding
basic and diluted		26,729,000	1			87,985,254
Net income (loss) per share basic and diluted	$	$0.09	$(128,098)			$0.21

Forma Adjustments to the Unaudited Combined Statement of Profit or Loss
(In USD thousands, except share and per share amounts)

(A)	Derived from the unaudited statement of profit or loss of BPGIC for the nine months ended June 30, 2019.

(B)	Derived from the unaudited statement of operations of Twelve Seas for the period from January 1, 2019 through September 30, 2019.

(C)	Derived from the audited consolidated statement of comprehensive income of Pubco for the period from Pubco’s inception on April 12, 2019 to June 30, 2019.

(1)	Represents an adjustment to eliminate interest income held in the Trust Account as of the beginning of the period.

(2)	Represents an adjustment to eliminate direct costs related to the Merger.

PRO FORMA COMBINED STATEMENT OF PROFIT OR LOSS
YEAR ENDED DECEMBER 31, 2018
(UNAUDITED)

	(A)	(B)	Reflecting Actual Redemptions, Trust Account Balance, Transaction Costs and 40% Cash Election by Seller upon Closing of Business Combination on December 20, 2019
	BPGIC	Twelve Seas	Pro Forma Adjustments		Pro Forma Income Statement
Revenue	$35,839,268	$—	$—		$35,839,268
Direct costs	9,607,360	—	—		9,607,360
Gross profit (loss)	26,231,908	—	—		26,231,908

General and administrative expenses	2,029,260	394,961	(54,322	)(2)	2,369,899
Changes in fair value of derivative financial instruments	1,190,073	—	—		1,190,073
Finance costs	6,951,923	—	—		6,951,923
Interest income	—	2,228,308	(2,228,308	)(1)	—
Net income (loss)	$16,060,652	$1,833,347	$(2,173,986)		$15,720,013
Weighted average shares outstanding
basic and diluted		16,197,597			85,628,070
Net income (loss) per share basic and diluted	$	$0.11			$0.18

Pro Forma Adjustments to the Unaudited Combined Statement of Profit or Loss
(In USD thousands, except share and per share amounts)

(A)	Derived from the audited statement of comprehensive income of BPGIC for the year ended December 31, 2018.

(B)	Derived from the audited statement of operations of Twelve Seas for the year ended December 31, 2018.

(1)	Represents an adjustment to eliminate interest income held in the Trust Account as of the beginning of the period.

(2)	Represents an adjustment to eliminate direct costs related to the Merger.

Weighted average shares outstanding-basic and diluted are calculated as follows:

For the nine months ended September 30, 2019

Reflecting Actual Redemptions, Trust Account Balance, Transaction Costs and 40% Cash Election by Seller upon Closing of Business Combination on December 20, 2019
Unaudited
Weighted average shares calculation, basic and diluted
Twelve Seas weighted average shares outstanding	26,729,000
Twelve Seas forfeited Sponsor shares	(1,035,000)
Twelve Seas Sponsor shares put in escrow	(1,552,500)
Twelve Seas rights converted to shares	2,122,900
Twelve Seas shares redeemed by cash	(16,997,181)
Twelve Seas shares issued in the Merger	78,718,035
Weighted average shares outstanding	87,985,254

Percent of shares owned by BPGIC’s holders	89.47%
Percent of shares owned by Twelve Seas shareholders	10.53%

Reflecting Actual Redemptions, Trust Account Balance, Transaction Costs and 40% Cash Election by Seller upon Closing of Business Combination on December 20, 2019
Unaudited
Weighted average shares calculation, basic and diluted
Existing BPGIC holders	78,718,035
Twelve Seas holders	9,267,219
Weighted average shares outstanding	87,985,254

Weighted average shares outstanding-basic and diluted are calculated as follows:

For the year ended December 31, 2018

Reflecting Actual Redemptions, Trust Account Balance, Transaction Costs and 40% Cash Election by Seller upon Closing of Business Combination on December 20, 2019
Unaudited
Weighted average shares calculation, basic and diluted
Twelve Seas weighted average shares outstanding	16,197,597
Twelve Seas forfeited Sponsor shares	(969,164)
Twelve Seas Sponsor shares put in escrow	(1,453,747)
Twelve Seas rights converted to shares	2,122,900
Twelve Seas shares redeemed by cash	(8,987,551)
Twelve Seas shares issued in the Merger	78,718,035
Weighted average shares outstanding	85,628,070

Percent of shares owned by BPGIC’s holders	91.93%
Percent of shares owned by Twelve Seas shareholders	8.07%

Reflecting Actual Redemptions, Trust Account Balance, Transaction Costs and 40% Cash Election by Seller upon Closing of Business Combination on December 20, 2019
Unaudited
Weighted average shares calculation, basic and diluted
Existing BPGIC holders	78,718,035
Twelve Seas holders	6,910,035
Weighted average shares outstanding	85,628,070